                                                                    EXHIBIT 12.1

                      STATEMENTS RE COMPUTATION OF RATIOS

                         COMMUNITY HEALTH SYSTEMS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)


    The following computations for the year ended June 30, 1994 reflect earnings available for fixed charges and resultant ratios for Community on a historical basis and for Community and Hallmark on a pro forma combined basis, assuming the Merger was consummated on July 1, 1993.



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
                                                                                         YEAR ENDED JUNE 30, 1994
                                                                                        --------------------------
                                                                                                       PRO FORMA
                                                                                                       COMBINED
                                                                                        HISTORICAL    COMMUNITY &
                                                                                         COMMUNITY     HALLMARK
                                                                                        -----------  -------------
Income from continuing operations before provision for income taxes...................   $  13,864    $    17,766
Add:
  (a) Interest expense................................................................      13,504         21,006
  (a) Interest element of rent expense................................................       2,617          4,342
                                                                                        -----------  -------------
Earnings..............................................................................   $  29,985    $    43,114
                                                                                        -----------  -------------
                                                                                        -----------  -------------
Fixed Charges (sum of a's)............................................................   $  16,121    $    25,348
                                                                                        -----------  -------------
                                                                                        -----------  -------------
Ratio of earnings to fixed charges....................................................        1.86x          1.70 x
                                                                                        -----------  -------------
                                                                                        -----------  -------------
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